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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 11, 1998



                             BRANDYWINE REALTY TRUST
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



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

              MARYLAND                                     1-9106                           23-2413352
    (State or Other Jurisdiction                         (Commission                     (I.R.S. Employer
          of Incorporation)                             file number)                  Identification Number)

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             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)






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Item 2.   Acquisition or Disposition of Assets.

         (i) Consummation of the Lazard Transaction. On September 28, 1998, Brandywine Realty Trust (the "Trust," and together with its subsidiaries, the "Company") and Brandywine Operating Partnership, L.P. (the "Operating Partnership") consummated the "Lazard Transaction." Reference is made to the previous description of the Lazard Transaction contained in Item 5 "Lazard Transaction" of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "Form 10-Q"). The information regarding the Lazard Transaction contained in this Current Report on Form 8-K amends and supplements the information regarding the Lazard Transaction previously provided by the Company in the Form 10-Q. Defined terms used in the following discussion of the Lazard Transaction but not defined below have the meanings given to them in the Form 10-Q.

         At the September 28th closing, the Company acquired 67 of the Lazard Properties (containing approximately 5.5 million net rentable square feet) for an aggregate purchase price of approximately $591.6 million. The Company paid approximately (i) $37.5 million of the acquisition price through the issuance of $37.5 million in stated value of the Trust's Series A Preferred Shares (as defined below), (ii) $74.5 million of the acquisition price through the issuance of $74.5 million in stated value of the Operating Partnership's Series B Preferred Units (as defined below), (iii) $239.7 million of the acquisition price through the assumption of mortgage debt secured by 62 of the Lazard Properties and (iv) $239.9 million of the acquisition price in cash (which was funded through advances under the Company's $550 million revolving credit facility and the Company's $150 million credit facility).

         The Operating Partnership's acquisition of four of the 67 Lazard Properties (known as Arboretum I, II, III and V) was structured so as to defer transfer of title until the earlier of (i) receipt of consent to the transfer from the lender that holds the mortgage on the properties and (ii) prepayment of the loan. The Operating Partnership has agreed to prepay the loan by January 31, 1999 if lender consent to the transfer has not then been received. Upon transfer of title to the properties, the Operating Partnership or the applicable seller will pay to the other, as applicable, an amount equal to the economic benefits or losses arising from the ownership of the properties from the September 28 closing date until the date of transfer of title. The Operating Partnership also agreed to acquire the additional Lazard Property (commonly known as 8260 Greensboro Drive) not acquired at the September 28 closing on January 31, 1999, subject to receipt of approval of a subdivision of such property from an adjacent property (which adjacent property is the subject of a purchase option held by the Operating Partnership). The acquisition price of 8260 Greensboro Drive is $20.0 million, which is payable at the time of acquisition of such property through the issuance of $20.0 million in stated value of the Operating Partnership's Series B Preferred Units. The Company expects the required subdivision to be approved prior to January 31, 1999.

         In exchange for the $591.6 million purchase price, the Operating Partnership also acquired approximately 172 acres of undeveloped land and a 50% general partnership interest in each of IR Northlight II Associates, a Pennsylvania general partnership, and Interstate Center Associates, a Virginia general partnership. In connection with the closing of the Lazard Transaction, the Operating Partnership also (i) acquired the remaining 50% general partnership interest in IR Northlight II Associates from a third party unrelated to the Company or the Sellers in exchange


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for $7.5 million in cash (which was funded through advances under the Company's
$550 million revolving credit facility) and (ii) agreed to acquire (subject to execution of the definitive documents and satisfaction of customary closing conditions) the remaining 50% general partnership interest in Interstate Center Associates from a third party unrelated to the Company or the Sellers in exchange for approximately $2.1 million payable through the issuance of Class A Units valued at $24.00 per unit. IR Northlight II Associates owns the Lazard Property commonly known as 7350 Tilghman Street, Allentown, Pennsylvania, and Interstate Center Associates owns the Lazard Property commonly known as 2100-2108 West Laburnum (Interstate Center), Richmond, Virginia.

         At the closing, the Operating Partnership also lent Commonwealth Atlantic Land Company, one of the Sellers ("CALC"), $3.0 million which CALC used to purchase $3.0 million in stated value of the Operating Partnership's Series B Preferred Units. Such loan is evidenced by a promissory note (the "CALC Note") in favor of the Operating Partnership which accrues interest at a rate of 7.25% per annum and matures on September 30, 1999. The Operating Partnership may, at its option, apply any outstanding principal amount of the CALC Note, together with any accrued and unpaid interest thereon, towards the payment of the $68.0 million purchase price for an certain office property currently under construction in Tyson's Corner, Virginia which is the subject of a purchase option granted to the Operating Partnership as part of the Lazard Transaction.

         In connection with the Lazard Transaction, the Trust designated 750,000 of its authorized and unissued preferred shares of beneficial interest, par value $.01 per share, as 7.25% Series A Cumulative Convertible Preferred Shares (the "Series A Preferred Shares"). Each Series A Preferred Share has a stated value (the "Stated Value") of $50 and is convertible into Common Shares at the option of the holder at a conversion price (the "Conversion Price") of $28. The Conversion Price will be reduced to $26.50 if the average closing price of the Common Shares during the 60-trading day period ending on December 31, 2003 is $23 or lower. At any time that the average market price of the Common Shares is equal to or greater than 120% of the Conversion Price for 60 consecutive trading days, the Trust has the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). In addition, at any time on or after January 2, 2004, the Trust has the right to redeem all or any part of the outstanding Series A Preferred Shares for an amount in cash equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed (plus accrued and unpaid distributions) or, in the event that the average closing price of the Common Shares is equal to or greater than 110% of the Conversion Price for 60 consecutive trading days, for a number of Common Shares equal to the aggregate Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). Each Series A Preferred Share accrues distributions, payable in cash, in an amount equal to the greater of (i) $0.9063 per quarter (equivalent to $3.625 per annum) or (ii) the cash distributions paid or payable for the most recent quarter on the number of Common Shares into which a Series A Preferred Share is convertible. The holders of Series A Preferred Shares will have no voting rights except (i) with respect to actions which would have a material and



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adverse effect on the rights of such holders and (ii) in the event quarterly distributions on the Series A Preferred Shares are in arrears for six or more quarters. In the event the quarterly distributions are so in arrears, the holders of the Series A Preferred Shares will have the right, voting together as a single class with any other class of the Trust's preferred shares of beneficial interest ranking on a parity with the Series A Preferred Shares, to elect two additional members to the Board of Trustees of the Trust (the "Board").

         In exchange for the Trust's contribution to the Operating Partnership of the properties acquired by the Trust in exchange for the issuance of the Series A Preferred Shares, the Operating Partnership issued to the Trust $37.5 million in liquidation value of a newly created class of limited partner interest (the "Series A Preferred Mirror Units"). The preferences of the Series A Preferred Mirror Units "mirror" those of the Series A Preferred Shares. Upon conversion of Series A Preferred Shares into Common Shares, an equal number of Series A Preferred Mirror Units will be converted into an equal number of Class A Units. Upon redemption of Series A Preferred Shares for cash, an equal number of Series A Preferred Mirror Units will be canceled. Upon redemption of Series A Preferred Shares for Common Shares, an equal number of Series A Preferred Mirror Units will be redeemed for an equal number of Class A Units. Each Class A Unit is redeemable, at the option of the holder, for either an amount of cash equal to the trading price of one Common Share at the time of the redemption or, at the option of the Trust, for one Common Share.

         In connection with the Lazard Transaction, the Operating Partnership created Series B Preferred Units of limited partner interest (the "Series B Preferred Units"). Each Class B Preferred Unit has a Stated Value of $50 and is convertible into Class A Units at the option of the holder at the Conversion Price. The Conversion Price is subject to reduction from $28.00 to $26.50 under the circumstances identified above. At any time that the average market price of the Common Shares is equal to or greater than 120% of the Conversion Price for 60 consecutive trading days, the Operating Partnership has the right to redeem all or any part of the outstanding Series B Preferred Units for an amount in cash equal to the aggregate Stated Value of the Series B Preferred Shares to be redeemed (plus accrued and unpaid distributions), or for a number of Class A Units equal to the aggregate Stated Value the Series B Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). In addition, at any time on or after January 2, 2004, the Operating Partnership has the right to redeem all or any part of the outstanding Series B Preferred Units for an amount in cash equal to the aggregate Stated Value the Series B Preferred Shares to be redeemed (plus accrued and unpaid distributions) or, in the event that the average closing price of the Common Shares is equal to or greater than 110% of the Conversion Price for 60 consecutive trading days, for a number of Class A Units equal to the aggregate Stated Value the Series B Preferred Shares to be redeemed divided by the Conversion Price (plus accrued and unpaid distributions). Each Class B Preferred Unit accrues distributions, payable in cash, in an amount equal to the greater of (i) $0.9063 per quarter (equivalent to $3.625 per annum) or (ii) the cash distributions paid or payable on the number of Class A Units, or portion thereof, into which a Class B Preferred Unit is convertible. The holders of Series B Preferred Units have no voting rights except (i) with respect to actions which would have a material and adverse effect on the rights of such holders and (ii) in the event quarterly distributions on the Series B Preferred Units are in arrears for six or



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more quarters. In the event quarterly distributions are so in arrears, holders of Series B Preferred Units have the right, voting separately as a class, to nominate two individuals who will vote as a group with the Board in connection with any action to be taken by the Operating Partnership at the direction of the Trust, as general partner, and as to which the Trust may act only upon authorization by its Board. Except for transfers to affiliates of the Sellers or upon the prior written consent of the Company, none of the Series B Preferred Units, the Class A Units issuable upon redemption or conversion of the Series B Preferred Units (the "Underlying Class A Units") nor the Common Shares issuable upon redemption of the Underlying Class A Units may be transferred prior to January 2, 2004.

         None of the securities issued in connection with the Lazard Transaction nor the securities issuable upon the redemption or conversion thereof have been registered under the Securities Act of 1933, as amended, or any state securities laws and none of such securities may be offered and sold in the United States absent registration or an applicable exemption from registration. The Company has agreed to file registration statements registering the resale of the Series A Preferred Shares, the Common Shares issuable upon the redemption or conversion of the Series A Preferred Shares and the Common Shares issuable upon redemption of the Underlying Class A Units.

         The definitive forms of the Articles Supplementary with respect to the Preferred Shares, the Company's $550 million revolving credit facility and pledge agreement with NationsBank, N.A., the Company's new $150 million credit facility with NationsBanc Mortgage Capital Corp., the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership creating the Series A Preferred Mirror Units and the Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership creating the Series B Preferred Units are attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

         At closing, Murry N. Gunty, a principal of Lazard Freres Real Estate Investors, L.L.C., a manager of realty investment funds ("LFREI"), and a senior member of its investment team, became a member of the Board of Trustees of the Company.

         (ii) Consummation of the Axinn Transaction. On October 6, 1998, the Company and the Operating Partnership consummated the "Axinn Transaction." Reference is made to the previous description of the Axinn Transaction contained in Item 5 "Other Events" of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 1998 (the "Prior 8-K"). The information regarding the Axinn Transaction contained in this Current Report on Form 8-K amends and supplements the information regarding the Axinn Transaction previously provided by the Company in the Prior 8-K. Defined terms used in the following discussion of the Axinn Transaction but not defined below have the meanings given to them in the Prior 8-K.

         At the October 6th closing, the Company acquired 22 of the Axinn Properties (containing approximately 889,993 net rentable square feet) for an aggregate acquisition price of approximately $62.7 million. The Company paid approximately $36.5 million of the acquisition



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price in cash and approximately $26.2 million of the acquisition price through the issuance of 1,127,895 Class A Units. The Company paid the cash portion of the acquisition price through advances under its $550 million revolving credit facility and its $150 million credit facility. The Company did not assume any of the mortgage debt securing the acquired properties, which was discharged at the closing. At the closing, the Company also paid an aggregate of approximately $1.1 million in connection with its agreement to acquire the properties known as 3 Paragon Drive and 101 Paragon Drive. As indicated in the Prior 8-K, the Company expects to acquire 3 Paragon Drive on or about December 28, 1998 and expects to acquire 101 Paragon Drive by September 2005.

         As indicated in the Prior 8-K, the Company has agreed to acquire the property known as 31 Commercial Street only upon satisfaction of certain environmental conditions relating to this property. As part of the Axinn Transaction, the Company and the applicable Axinn Entities agreed to defer the closing of two office properties in Long Island, New York (125 and 131 Jericho Turnpike) until the closing of the 263 Old Country Road property closing. The Company expects this closing to occur by approximately March 31, 1999. The Company and the applicable Axinn Entities also agreed to remove from the transaction the Long Island office property known as 163-167 South Service Road, which the Company had previously agreed to acquire for approximately $2.8 million. In addition, the Company did not acquire the Long Island industrial property known as 885 Waverly Road which, as indicated in the Prior 8-K, was subject to a purchase right in favor of a tenant. The tenant exercised its purchase right for this property.

         The definitive form of the Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership executed in connection with the Axinn Transaction is attached hereto as Exhibit 10.6. The First Amendment to Contribution Agreement, which provided for the above-referenced changes and certain other matters, is attached hereto as
Exhibit 10.7.

         At closing, Donald E. Axinn, founder and chairman of the Donald E. Axinn Companies, developers of office and industrial parks throughout the New York metropolitan area since 1958, became a member of the Board of Trustees of the Company.

Item 5.  Other Events

         From August 11, 1998 to September 2, 1998, the Company repurchased 86,744 of its Common Shares from the public at share prices ranging from $17.75 per share to $20.125 per share for a total of approximately $1.7 million.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired.

         The required financial statements of the Lazard Properties and the Axinn Properties will be included in an amendment to this Current Report on Form 8-K to be filed no later than December 12, 1998.

         (b) Pro Forma Financial Information.

         The required pro forma financial information which gives effect to the Company's acquisition of the Lazard Properties and the Axinn Properties will be included in an amendment to this Current Report Form 8-K by no later than December 12, 1998.

         (c) Exhibits.

      3.1      Articles Supplementary
     10.1      Second Amended and Restated Credit Agreement
     10.2      Pledge Agreement
     10.3      Credit Agreement
     10.4 Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership creating the Series A Preferred Mirror Units
     10.5 Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership creating the Series B Preferred Units
     10.6 Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership
     10.7      First Amendment to Contribution Agreement




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BRANDYWINE REALTY TRUST


Date:  October 13,1998                      By: /s/ Gerard H. Sweeney
                                            ------------------------------------
                                            Title:   President and Chief
                                                     Executive Officer




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